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20081243971 C
$ 300.00
SECRETARY OF STATE
05-02-2008 11:19:43

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Correction

filed pursuant to §7-90-305 and, if applicable, §7-90-703 of the Colorado Revised Statutes (C.R.S)

Document number (of filed document to be corrected): 20051182847

ID number: 20051182847

1. Entity name: Zulu Energy Corp.

2. True name (if different from the entity name): ____________

The corrected statement(s) below correct(s) the corresponding incorrect statement(s) that is/are contained in the filed document identified by the document number above.

Complete the following sections as applicable. Leave the section blank if it does not apply. You must complete section 20.

3. Corrections made below are intended to update the entity's current information ☐

   OR

   Corrections made below are intended for historical purposes only, and not to update the entity's current information ☐.

4. Correction of entity name of record ____________

5. Correction of true name of record ____________

6. Correction of entity form of record ____________

7. Correction of jurisdiction of formation of record ____________

8. Correction of registered agent of record (if an individual) ____________ *(Last)* ____________ *(First)* ____________ *(Middle)* ____________ *(Suffix)*

   OR (if a business organization) ____________

   The person appointed as registered agent in the document has consented to being so appointed.

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

9. Correction of registered agent street address of record

____
(Street name and number)

____

__________ CO __________
(City) *(State)* *(Postal/Zip Code)*

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

10. Correction of registered agent mailing address of record*
(if different from above)

____
(Street name and number or Post Office information)

____

__________ __________ __________
(City) *(State)* *(Postal/Zip Code)*

__________ __________
(Province – if applicable) *(Country – if not US)*

***If this address is being deleted entirely, mark this box ☐.**

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

11. *(If the following statement applies, adopt the statement by marking the box.)*

☐ The person appointed as the registered agent for the entity in the document identified above has not consented to be appointed as registered agent or is otherwise not the registered agent for the entity. Such person has delivered notice of the correction to the entity.

12. Correction of principal office street address of record

____
(Street name and number)

____

__________ __________ __________
(City) *(State)* *(Postal/Zip Code)*

__________ __________
(Province – if applicable) *(Country – if not US)*

13. Correction of principal office mailing address of record*
(if different from above)

____
(Street name and number or Post Office information)

____

__________ __________ __________
(City) *(State)* *(Postal/Zip Code)*

__________ __________
(Province – if applicable) *(Country – if not US)*

***If this address is being deleted entirely, mark this box ☐.**

14. Correction of delayed effective

date of record
(only for filed documents that have not become effective) ____________ *(mm/dd/yyyy)*

15. Correction of period of duration of record

If the entity's period of duration as corrected is perpetual, mark this box ☐

OR

If period of duration is less than perpetual, state the date on which the period of duration expires: ____________ *(mm/dd/yyyy)*

16. If other information contained in the filed document is being corrected, mark this box ☑ and include an attachment stating the information to be corrected and each such correction.

17. Correction regarding unauthorized filed document (if the filed document should not have been filed, mark this box ☐ and include an attachment stating each incorrect statement that is corrected by the statement of correction). *(only for filed documents that have become effective)*

18. If this statement of correction affects another record in the records of the Secretary of State, mark this box ☐ and include an attachment stating the entity name, true name, trade name, or trademark and the identification number of that record.

19. If this statement of correction affects this record's status, mark this box ☐.

20. *(If this statement of correction revokes a filed document that states a delayed effective date but has not yet become effective, adopt the following statement by marking the box.)*
☐ The filed document is revoked.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

21. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Hinton *(Last)* Cheryl *(First)* ____ *(Middle)* ____ *(Suffix)*

Patton Boggs, LLP
1801 California Street, Suite 4900
(Street name and number or Post Office Box information)

Denver *(City)* CO *(State)* 80202 *(Postal/Zip Code)*

____ *(Province – if applicable)* ____ *(Country – if not US)*

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

PATTON BOGGS LLP
ATTORNEYS AT LAW

1801 California Street
Suite 4900
Denver, CO 80202
303-830-1776

Facsimile 303-894-9239
www.pattonboggs.com

Cheryl Hinton
303-894-6115
chinton@pattonboggs.com

May 2, 2008

Hand Delivered

Colorado Secretary of State
1700 Broadway, Suite 200
Denver, CO 80290

RE: Zulu Energy Corp.'s Statement of Correction
Entity ID: 20051182847
Document Number: 20051182847

Dear Sir/Madame:

Enclosed for filing, please find the Statement of Correction correcting the Articles of Incorporation of Zulu Energy Corp., aka Global Sunrise, Inc., (the "Company"). The original Articles of Incorporation were e-filed with the Secretary of State's office on May 6, 2005 under the above-stated entity ID and document numbers. The Company's Articles of Incorporation were inadvertently omitted from this filing as an attachment. The purpose of this Statement of Correction is to attach the Company's original Articles of Incorporation to the original e-filing of the Articles of Incorporation.

If you should have any questions, please do not hesitate to contact me.

Sincerely,

Cheryl Hinton

Cheryl Hinton
Corporate Paralegal

/ch

ARTICLES OF INCORPORATION

OF

GLOBAL SUNRISE, INC.

+++

The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Colorado relating to private corporations, hereby adopts the following Articles of Incorporation:

ARTICLE ONE. (NAME)

The name of the corporation is: GLOBAL SUNRISE, INC.
The address of the corporation is:7600 Collins Avenue, Suite 610, Miami Beach, FL 33027

ARTICLE TWO. (RESIDENT AGENT)

The agent for service of process is Brian J. O'Shaughnessy

Mailing address: 150 Elm Street, Denver, CO 80220

ARTICLE THREE. (PURPOSES)

The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Colorado or of the United States of America, and without limiting the generality of the foregoing, specifically:

I. **(OMNIBUS).** To have to exercise all the powers now or hereafter conferred by the laws of the State of Colorado upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

II. **(CARRYING ON BUSINESS OUTSIDE STATE).** To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

III. **(PURPOSES TO BE CONSTRUED AS POWERS).** The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

ARTICLE FOUR. (CAPITAL STOCK)

The corporation shall have authority to issue an aggregate of ONE HUNDRED AND TEN MILLION (110,000,000) shares of stock, par value ONE MILL ($0.001) per share divided into two (2) classes of stock as follows for a total capitalization of ONE HUNDRED AND TEN THOUSAND DOLLARS ($110,000).

a) Non-Assessable Common Stock: One Hundred Million (100,000,000) shares of Common stock, Par Value One Mill ($0.001) per share, and

b) Preferred Stock: Ten Million (10,000,000) shares of Preferred stock, Par Value One Mill ($0.001) per share. The Board of Directors to set the Series, Class and terms of Preferred shares.

All capital stock when issued shall be fully paid and non-assessable. No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any un-issued stock, or any other securities, which the corporation may now or hereafter be authorized to issue.

The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

Holders of the corporations Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

ARTICLE FIVE. (DIRECTORS).

The affairs of the corporation shall be governed by a Board of Directors of not more than fifteen (15) or less than one (1) person. The name and address of the first Board of Directors is:

NAME	ADDRESS
Brant E. Hodyno	7600 Collins Avenue, Suite 610 Miami Beach, FL 33027
Inge Kerster	11359 13th Avenue, SW Pembroke Pines, FL 33125

ARTICLE SIX. (ASSESSMENT OF STOCK).

The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

ARTICLE SEVEN. (INCORPORATOR).

The name and address of the incorporator of the corporation is as follows: Brant E. Hodyno, 7600 Collins Avenue, Suite 610, Miami Beach, FL 33027

ARTICLE EIGHT. (PERIOD OF EXISTENCE).

The period of existence of the Corporation shall be perpetual.

ARTICLE NINE. (BY-LAWS).

The Board of Directors shall adopt the initial Bylaws of the corporation. The power to alter, amend, or repeal the By-laws, or to adopt new Bylaws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the Bylaws.

ARTICLE TEN. (STOCKHOLDERS' MEETINGS).

Meetings of stockholders shall be held at such place within or without the State of Colorado as may be provided by the Bylaws of the corporation. The President or any other executive officer of the corporation, the Board of Directors, or any member may call special meetings of the stockholders thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

ARTICLE ELEVEN. (CONTRACTS OF CORPORATION).

No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall be any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may e counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were no such director or officer of such other corporation or not so interested.

ARTICLE TWELVE. (LIABILITY OF DIRECTORS AND OFFICERS).

No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in

violation of the Colorado Revised Statutes.

IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed his/her signature at Miami Beach, FL, this 6th day of May, 2005.



Brant. E. Hodyno